Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2003 of Docent, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Andrew Eckert, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.

/s/ R. ANDREW ECKERT

R. Andrew Eckert President and Chief Executive Officer Date: February 10, 2004

A signed original of this written statement required by Section 906 has been provided to Docent, Inc. and will be retained by Docent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.